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                                 AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT dated as of October 7, 1998 (this "AMENDMENT AGREEMENT") to the Credit Agreement dated as of October 11, 1995, as amended by Amendment Agreement dated as of October 10, 1996, as further amended by Amendment Agreement dated as of October 9, 1997, and as further amended by Amendment dated March 30, 1998 (as amended, the "ORIGINAL CREDIT AGREEMENT") between THE ACHIEVEMENT FUNDS TRUST, a business trust formed under the laws of the Commonwealth of Massachusetts and a registered investment company under the Investment Company Act of 1940, as amended (the "Fund"), on behalf of each of the investment portfolios listed on Schedule 1 thereto (each an "ORIGINAL BORROWER" and collectively the "ORIGINAL BORROWERS"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation (the "Bank").

     The Fund on behalf of the Original Borrowers has requested and the Bank has provided on the terms and conditions set forth in the Original Credit Agreement revolving credit loans to the Fund for the respective benefit of and payable from the respective assets of the Original Borrowers from time to time prior to October 9, 1996 (the "ORIGINAL TERMINATION DATE") in an aggregate principal amount not to exceed $10,000,000 at any time outstanding to all Original Borrowers.

     Pursuant to the terms of an Amendment Agreement dated as of October 10, 1996, the Bank provided a new credit facility to the Original Borrowers by changing the Original Termination Date to October 9, 1997, and added the Municipal Bond Fund ("MBF"), a portfolio of the Fund, as a Borrower under the terms of the Original Credit Agreement, as so amended, for all purposes.

     Pursuant to the terms of an Amendment Agreement dated as of October 9, 1997, the Bank provided a new credit facility to the Original Borrowers by changing the Original Termination Date to October 7, 1998.

     Pursuant to the terms of an Amendment Agreement dated as of March 30, 1998, the Bank provided a new credit facility to the Borrowers by providing for an increase in the Bank's Commitment by changing the Commitment from $10,000,000 to $20,000,000.

     The Fund on behalf of the Borrowers has requested the Bank to amend the Original Credit Agreement (as amended, the "AMENDED AGREEMENT") to provide for a new 364-day facility by changing the Original Termination Date to October 6, 1999 (the "NEW TERMINATION DATE"). All loans and other amounts outstanding under the Original Credit Agreement will be repaid on the Effective Date, and the Fund on behalf of the Borrowers will reborrow such amounts under the Amended Agreement.

     The Bank is willing to amend the Original Credit Agreement as set forth in the Amendment Agreement upon the terms and conditions set forth herein, including an increase of
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the CD Margin from 0.375% to 0.40% and the Euro-Dollar Margin from 0.25% to
0.275% and an increase of the Facility Fee from 0.10% to 0.125%.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     Section 1. DEFINED TERMS. Except as otherwise defined herein, terms defined in the Original Credit Agreement and used herein shall have the meanings given to them in the Original Credit Agreement (except the term "Borrowers" shall include MBF).

     Section 2. AMENDMENT. From and after the Effective Date, but retroactive to October 9, 1996:

            (a) The term "Termination Date" shall be amended and extended so as to mean October 7, 1998.

            (b) The term "CD Margin" shall mean a rate per annum equal to 0.40%.

            (c) The term "Euro-Dollar Margin" shall mean a rate per annum equal to 0.275%.

            (d) The first sentence of Section 2.6 shall be read as follows: "The Fund shall pay to the Bank a facility fee from the assets of the Borrowers as provided below computed at the rate of 0.125% per annum."

            (e) Section 3.2(a) shall be amended and restated in its entirety to read as follows: "the fact that the Effective Date (as defined in the Amendment Agreement dated as of October 7, 1998 to this Agreement) shall have occurred on or prior to November 14, 1998;"

            (f) Exhibits A, B and C to the Original Agreement shall be amended and restated in their entirety to read as set forth on Exhibits A, B and C hereto, respectively.

     Section 3. EFFECTIVE DATE. This Amendment Agreement shall become effective on the date (the "Effective Date") all of the following conditions have been satisfied:

            (a) The Bank shall have received a counterpart of this Amendment Agreement executed by the Fund on behalf of the Borrowers.

            (b) The Bank shall have received the Note executed by the Fund on behalf of each of the Borrowers (as amended by this Amendment Agreement).

            (c) All accrued fees and expenses payable under the Original Credit Agreement to the Effective Date shall have been paid.

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            (d)     The Bank shall have received the signed opinion,
addressed to it and dated the Effective Date, of Ballard Spahr Andrews and Ingersoll, LLP, counsel for the Fund and the Borrowers substantially to the matters set forth in the opinion delivered pursuant to Section 3.1(b) of the Original Agreement.

            (e) All amounts due under the Note (as defined in the Original Agreement) shall have been repaid in full (including through borrowings under the Amended Agreement).

            (f) The Bank shall have received all other documents as it may reasonably request relating to the existence of the Fund and the Borrowers, the trust authority for and the validity of this Amendment Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.

           The Bank shall promptly notify the Fund of the Effective Date, and such notice shall be conclusive and binding on the parties hereto.

     Section 4.     GENERAL.

     (a) REPRESENTATION AND WARRANTIES. To induce the Bank to enter into this Amendment Agreement, the Fund as to itself, and each Borrower as to itself and as to the Fund, represents and warrants that the representations and warranties set forth in Section 5 of the Original Credit Agreement are true on and as of the date hereof, PROVIDED that any reference therein to the Original Credit Agreement shall be deemed a reference to the Original Credit Agreement as amended by this Amendment Agreement.

     (b) PAYMENT OF EXPENSES. Without limiting any amount payable by any Borrower under Section 8.3 of the Original Credit Agreement or Section 8.3 of the Amended Agreement, each Borrower shall pay or reimburse the Bank its Pro Rata Portion of all out-of-pocket expenses and internal charges of the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with the preparation and administration of this Amendment Agreement and the Original Credit Agreement.

     (c) NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Original Credit Agreement are and shall remain in full force and effect.

     (d) GOVERNING LAW. This Amendment Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (e)   COUNTERPARTS.  This Amendment Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers on this 7th day of October, 1998, effective as of the day and year first above written.

                                   THE ACHIEVEMENT FUNDS TRUST FUND on
                              behalf of the Portfolios listed below

                                   By:  Lynda J. Striegel
                                        ---------------------------
                                        /s/ Lynda J. Striegel

                                   Portfolios:
                                        Equity Fund
                                        Balanced Fund
                                        Intermediate Bond Fund
                                        Short Term Bond Fund
                                        Short Term Municipal Bond Fund
                                        Idaho Municipal Bond Fund
                                        Municipal Bond Fund

                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                                   By:  /s/ John M. Mikolay
                                        ---------------------------
                                        John M. Mikolay
                                        Vice President